2011

PARTICIPATION AGREEMENT
APPLICATION FOR SERVICE FROM THE
NORTH TEXAS REAL ESTATE INFORMATION SYSTEMS, INC. ("NTREIS")
THROUGH METROTEX, LOCAL MULTIPLE LISTING SERVICE ("MLS") PROVIDER

STATE OF TEXAS COUNTY OF DALLAS

THIS AGREEMENT is made and entered into by the undersigned party ("Participant") in conjunction with Participant's Application for MLS service from NTREIS, through the local MLS provider.

FOR AND IN CONSIDERATION of the privileges of service from NTREIS, the benefits to be derived by the Participant, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, upon acceptance of the Application of the Participant, the Participant agrees as follows:

1. Participant acknowledges that Participant has read all Rules and Regulations of the MLS and of the National Association of REALTORS ® ("NAR"), understands such Rules and Regulations, and agrees to observe, comply with, and uphold the Rules and Regulations so long as Participant is a member of the MLS.

2. Participant covenants and agrees that, for every listing of property filed with the MLS, Participant will obtain a written listing agreement from the owner or owners of the property, which listing agreement will provide:

   (a) a good and sufficient legal description of the property;
   (b) that the listing broker on the property has either an exclusive right to sell or lease the property, or that the listing broker is appointed as the exclusive agent of the owner for the sale or lease of the property;
   (c) for the listing broker to make blanket unilateral offers of cooperation and compensation to all other participants in the MLS; and
   (d) authorization for the listing broker to submit statistical information to the MLS after the property is sold or exchanged, including, but not limited to, the true sales price, whether the sale was for cash or financed by the owner, and, in the event of an exchange, the value allocated to the property by the parties to the exchange transaction.

3. Participant agrees to retain in Participant's files an executed copy of the listing agreement for a period of 365 days after the date on which the property is sold or the date on which the listing for the property is terminated, whichever is later.

4. Participant covenants and agrees, with respect to each listing of property filed with the MLS by Participant, to complete a profile sheet on a form made available by the MLS. By filing the information concerning each listing with the MLS by Participant, Participant warrants and represents to the MLS that Participant has obtained a written listing agreement described in paragraph 2 and a duly completed profile sheet containing the information required by the MLS. Participant agrees to retain in Participant's files each of the profile sheets for a period of 365 days after the date on which the property is sold or the date on which the listing for the property is terminated, whichever occurs later.

5. Participant agrees to indemnify and hold harmless NTREIS, the local MLS provider, and all other participants of the MLS of and from any and all claims, causes of action, damages, losses or injuries sustained as a result of the failure of Participant to comply with the terms and provisions of this Agreement or of the Rules and Regulations of the MLS, as amended from time to time. The indemnification provisions of this paragraph shall survive any resignation or termination of service from NTREIS by Participant. Participant acknowledges that all data included in the MLS system belongs to and is owned by NTREIS.

6. I hereby authorize representatives of NTREIS and/or the local MLS provider to request information concerning my creditworthiness in connection with this Application.

7. I agree that as a conditions of my participation in NTREIS, through the local MLS provider, to complete the orientation course(s) as prescribed by NTREIS.

[signature] DATE: 3-8-11

Signature of Applicant

MetroTex Association of REALTORS®, Inc.
8201 N. Stemmons Freeway Dallas, Texas 75247
Phone: (214) 540-2745 Fax: (214) 637-5951
1681W. Northwest Hwy, Grapevine, TX 76051
Phone: 817-796-5400 Fax: 817-796-5421

100.00 DEP.
$61.34

2125

MEMBER#	129
FIRM #	15581

DisplayKEY Sub-Lease Agreement

This Sub-Lease Agreement ("Lease") is entered as of March 08, 2011, by and between N.J. Cole ("Keyholder"), and METROTEX KEY SERVICES, INC., a Texas corporation, an affiliate of METROTEX ASSOCIATION OF REALTORS, INC. ("Organization") covering the following equipment:

DisplayKEY Serial # 156977 Cradle Serial # USB: 61010 3374

Keyholder and Organization agree as follows:

Update Cred Acct

1. **LEASE AGREEMENT**

a. Organization leases to Keyholder, and Keyholder leases from Organization, the equipment described above (which may be new or refurbished), which includes the DisplayKEY and the DisplayKEY Cradle (collectively the "Equipment."). In addition, Organization grants to Keyholder (i) a limited non-exclusive, non-transferable sub-license to use the network, the use of which Organization licenses from GE Security, Inc. ("GE"), which is necessary for the use and operation of the Equipment (the "Network") for the Term (as defined in Section 1(b) below) and (ii) a limited, non-exclusive, nontransferable sub-license to use the software Organization licenses from GE (the "Software") for the Term. The Equipment, Software and Network are collectively referred to herein as the "Service." The Service is more fully described in the User's Guide's published by GE, which will be provided to Keyholder and is incorporated herein by reference.

ASSIGNED MAR 2011

b. Keyholder must be (i) a member in good standing of Organization or of a Texas real estate association, and (a) hold a valid real estate broker license or (b) an independent contractor affiliated with a real estate broker and hold a valid real estate agent license, or (c) in the employ of a real estate broker and has been authorized by such broker to use the Products, software and services, or (ii) an affiliate member of Organization or of a Texas real estate association within the service area of the North Texas Real Estate Information Systems (NTREIS).

c. This Lease shall commence on the date set forth above and automatically renew on an annual basis unless terminated pursuant to the provisions of this Lease.

d. Keyholder agrees to comply with the Rules and Regulations relating to the use of the Service which are set forth in the User's Guide and the Rules and Regulations of Organization. By executing this Lease, Keyholder agrees to maintain the security of the Equipment and the personal identification number of each piece of Equipment to prevent the use of the Equipment by unauthorized persons. Keyholder further agrees that neither the Service, nor any other GE product used in connection with the Service (including the Equipment), is a security system. The Service is a marketing convenience key-control system, and as such, any loss of Equipment or disclosure of personal identification numbers compromises the integrity of the Service, and Keyholder agrees to use her or his best efforts to ensure the confidentiality and integrity of all components of the Service. Failure to comply with the Rules and Regulations relating to the use of the Service may result in fines and/or other disciplinary action including suspension/termination of the Service.

e. Keyholder understands that, in order to make the Service available to Keyholder, Organization and GE entered into a Master Agreement (the "Agreement") that provides the terms under which GE will provide the Service to Organization. **Keyholder understands that, if the Agreement is terminated for any reason during the Term of this Lease, the Service will no longer be available to Keyholder and this Lease will terminate in accordance with Section 10 below. Keyholder agrees that, under the terms of the Agreement, Organization may elect a different Service or choose to upgrade the Service at any time during the Term of this Lease, which may result in an increase of the System Fee (as defined in Section 3(a) below) and/or the termination of this Lease.** Except as the rights and obligations of Keyholder and Organization under this Lease may be affected as described in the two preceding sentences, the rights and obligations between Keyholder and Organization with respect to the Service are governed solely by the terms and conditions of this Lease. Keyholder understands that failure of Organization to perform its obligations under the Agreement may detrimentally affect Keyholder's use of the Service.

f. In the Agreement, GE has reserved the right to discontinue any item of Equipment used in connection with the Service upon the provision of one (1) year prior written notice to Organization. If GE discontinues any item of Equipment, the Equipment leased hereunder shall continue to be completely compatible with and shall function with the Service. If the Equipment leased is lost, destroyed or damaged, Organization may replace that Equipment with refurbished Equipment ("Replacement"), which shall be completely compatible with and shall function with the Service, and shall offer the same level of functionality as the Equipment currently offered.

2. **TITLE AND USE** The Service, including all its components, and the Equipment, are and shall at all times remain the property of GE. All additions, attachments, replacement parts and repairs to the Equipment, and any Replacements shall become part of the Equipment and shall, without further act, become the property of GE. The Software and all applicable rights in patents, copyrights, trade secrets, and trademarks are and shall at all times remain the property of GE.

3. **PAYMENTS**

a. **DURING THE TERM OF THIS LEASE, KEYHOLDER SHALL PAY TO ORGANIZATION A FEE FOR THE LEASE AND USE OF THE EQUIPMENT, PLUS APPLICABLE TAX (THE "SYSTEM FEE"). THE SYSTEM FEE SHALL**

BE DETERMINED BY THE ORGANIZATION AND SHALL BE DUE ANNUALLY, IN ADVANCE. KEYHOLDER SHALL BE ENTITLED TO TERMINATE THIS LEASE IN ACCORDANCE WITH THE PROVISIONS CONTAINED IN SECTION 10.

b. Upon execution of this Lease, Keyholder shall pay prorated fees for the current billing year, annual fee for the next year if annual bills have already been invoiced, an activation fee of $50.00 and a key deposit of $50.00 "Deposit".

c. Deposit shall be refunded to the Keyholder upon return of the Equipment provided that no breach of this agreement has occurred. Interest earned by Organization on the Deposit belongs to Organization as partial consideration for its services. Keyholder hereby waives any claim to any interest on the Deposit.

d. Keyholder agrees to pay to Organization a late fee of $25.00 for any System Fee that is not received by Organization by the date such payment is due. Keyholder also agrees to pay to Organization a fee of $20.00 for any Keyholder check that is returned unpaid or for insufficient funds.

e. EXCEPT AS OTHERWISE PROVIDED HEREIN, KEYHOLDER'S OBLIGATION TO MAKE PAYMENTS TO OR AT THE DIRECTION OF ORGANIZATION SHALL BE ABSOLUTE, UNCONDITIONAL, NONCANCELABLE AND INDEPENDENT AND SHALL NOT BE SUBJECT TO ANY SETOFF, CLAIM OR DEFENSE FOR ANY REASON, INCLUDING ANY CLAIMS KEYHOLDER MAY HAVE RELATING TO PERFORMANCE OR FOR LOSS OR DAMAGE OF OR TO THE SERVICE OR THE EQUIPMENT OR ANY REPLACEMENTS.

4. <u>RISK OF LOSS; RETURN OF DISPLAYKEY</u>

a. No loss, damage or destruction to the Equipment shall relieve KEYHOLDER of any obligation under this Lease, except to the extent any such loss, damage or destruction is directly caused by the negligence of ORGANIZATION. The cost for replacing any Equipment that is lost, damaged or destroyed and the damages to be paid by KEYHOLDER for failing to return the Equipment upon termination of this Lease is set forth below. Replacements may be refurbished Equipment.

DisplayKEY	DisplayKEY Cradle	USB cable
$150.00	$99.00	$10.00

b. At the expiration of the Term, Keyholder, at Keyholder's expense and risk, shall immediately return or cause the return to Organization to such location as Organization shall specify, all of the DisplayKEY with all Software and any components included within the Service that have been leased to Keyholder pursuant to this Lease. The DisplayKEY and components used in connection with the Service shall be returned in good condition, repair and working order, ordinary wear and tear excepted.

5. <u>**REPRESENTATIONS AND COVENANTS**</u> Keyholder covenants and agrees:

a. If Keyholder misuses the Service or any component thereof, including without limitation, use of the Service in violation of the User's Guide, and a third party brings an action against Organization and/or GE relating to such misuse, Keyholder agrees to indemnify, defend and hold harmless Organization and/or GE, and their respective directors, officers, agents, representatives, employees, successors and assigns, from and against any and all claims, demands, actions, losses, damages, injuries, obligations, liabilities and costs and expenses of every kind or nature (including reasonable attorneys' fees, whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy, including without limitation, any adversary proceeding, contested matter or motion or otherwise) incurred by Organization and/or GE in such proceeding.

b. **That neither Organization nor GE shall be liable for any compensatory, indirect, incidental, consequential, punitive, reliance or special damages, including, without limitation, damages for lost profits, advantage, savings or revenues of any kind or increased cost of operations, arising out of the use or inability to use the Service for any purpose whatsoever whether or not Keyholder has been advised of the possibility of such damages.**

c. That Keyholder will not (i) use or gain access to the source code for the Software; (ii) alter, reproduce, modify, adapt, translate, reverse engineer, de-compile, disassemble or prepare derivative works based upon the Software; or (iii) provide or otherwise make available the Software or any part or copies thereof to any third party.

d. To provide Organization and GE with written notice of any legal proceeding or arbitration in which Keyholder is named as a defendant and that alleges defects in the Equipment within five (5) days after Keyholder receives written notice of such action.

The obligations set forth in this Section shall survive termination of this Lease.

6. <u>**DEFAULT**</u>

a. Each of the following events shall be an Event of Default by Keyholder under this Lease:

(i) Keyholder's failure to pay, for any reason, any amount required under this Lease within fifteen (15) days after the date that such payment is due; or

(ii) The commencement of either an involuntary or voluntary action under any bankruptcy, insolvency or other similar law of the United States of America or any state thereof or of any other country or jurisdiction with respect to Keyholder; provided, however, that the commencement of any involuntary case or proceeding will not be an Event of Default under this Lease if such case or proceeding is dismissed within sixty (60) days after it was commenced.

(iii) The Keyholder fails to return Equipment within 48 hours of receipt by Keyholder of a request to do so by Organization or within 5 days after any of the following events:

(a) Termination of either Broker/Principal Affiliate or Keyholder as an active member in good standing as a REALTOR or an Affiliate member.

(b) Termination of Keyholder's affiliation with Broker/Principal Affiliate for any reason.

b. An Event of Default by Organization under this Lease will occur upon the termination for any reason of the Agreement.

7. <u>**RIGHTS AND REMEDIES**</u>

a. Upon the occurrence of an Event of Default by Keyholder, Organization may, at its sole option and without limitation or election as to other remedies available under this Lease or at law or in equity, exercise one or more of the following remedies:

(i) Terminate this Lease and demand the return of any Equipment to Organization;

(ii) Terminate one or both of Keyholder's sub-licenses to use the Network and to use the Software;

(iii) Direct GE to deactivate Keyholder's access to the Service or any component of the Service;

(iv) Bill the Keyholder for any outstanding amounts owed under this Lease, including liquidated damages in the amount of $150.00 for the DisplayKey and/ $99.00 for the cradle for the failure to return the Equipment;

(v) Retain the Deposit as liquidated damages; and/or

(vi) Take any and all actions necessary to collect all amounts currently due and owing under this Lease, including any and all costs and expenses of every kind or nature (including reasonable attorneys' fees, whether incurred at the trial or appellate level, in an arbitration proceeding, or in bankruptcy, including any adversary proceeding, contested matter or motion, or otherwise) incurred by Organization in connection with the exercise of its rights and remedies under this Lease.

b. Upon the occurrence of an Event of Default by Organization or termination of this Lease, all of Keyholder's obligations under this Lease shall terminate, except that Keyholder shall be required to return the Equipment to Organization and to pay Organization any outstanding amounts owed under this Lease, including any damages for the failure to return the Equipment.

c. If Organization deactivates the Service because of a default by Keyholder under this Lease, but does not otherwise terminate this Lease, Keyholder will be entitled to seek to have the Service reactivated. In order to so, Keyholder shall be required to cure any and all existing defaults, and to pay any and all outstanding amounts owed under this Lease and the reasonable costs and attorneys' fees incurred by Organization in connection with collecting under this Lease. After confirmation of the curing of such defaults and the receipt of payment of such amounts, Organization shall direct GE to reactivate the Equipment within twenty-four (24) hours.

d. In the event that Organization institutes any action for the collection of amounts due and payable hereunder, Keyholder shall pay, in addition to the amounts due and payable under this Lease, all reasonable costs and attorneys fees incurred by Organization in connection with collecting under this Lease. Keyholder expressly waives all rights to possession or use of the Service or the Equipment or any component thereof after the occurrence of an Event of Default, and waives all claims or losses caused by or related to any repossession or termination of use.

e. Organization's failure or delay in exercising any right or remedy under this Lease shall not operate as a waiver thereof or of any subsequent breach or of such right or remedy. Organization's rights and remedies are cumulative, not exclusive, and no exercise of any remedy shall preclude the exercise of another remedy.

8. ARBITRATION; LITIGATION Any controversy or claim arising out of or relating to this Lease shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association or such other rules as may be agreed to by the parties. The arbitration shall be conducted in a location mutually agreed to by the parties. If the parties, following good-faith diligent efforts, fail to agree on the location of the arbitration within thirty (30) days after either party requests arbitration, the arbitration shall be conducted in Dallas, Texas; provided that either party shall be entitled to participate in such arbitration by video conference or teleconference. The substantially prevailing party in any arbitration under this Lease shall be entitled to recover from the other as part of the arbitration award reasonable costs and attorney's fees. Any arbitration award may be enforced by a court of competent jurisdiction in accordance with applicable law. In the event that legal action to enforce the arbitration award is necessary, the substantially prevailing party shall be entitled to recover its reasonable costs and attorney's fees in such action or any appeals.

9. NOTICES All notices hereunder shall be sent by (i) hand-delivery, (ii) facsimile, (iii) certified mail, return receipt requested, postage prepaid, or (iv) overnight delivery service, to the party being noticed at its address set forth in the signature block of this Lease, or to such other address as a party shall subsequently specify to the other party in writing. Notices shall be deemed to have been delivered when received, if hand-delivered or sent by facsimile or certified mail, three (3) days after the day deposited in the mail; or one (1) day after the day deposited with an overnight delivery service.

10. TERMINATION

a. Keyholder may terminate this Lease at any time by returning the Equipment to Organization and paying Organization any amounts owing prior to such termination, including (i) any applicable damages for the failure to return the Equipment as set forth in Section 4 (a) hereof, and (ii) any System Fees owing prior to such termination which remain unpaid. Upon termination, System Fees that would have become owing after the date of termination of this Lease are released and discharged by Organization.

b. Organization may terminate this Lease upon termination of the Agreement for any reason, including without limitation, a default by Organization under the Agreement or an upgrade of the Service by Organization. Upon termination, Keyholder shall be obligated to satisfy the obligations in Section 10(a).

c. In the event that Keyholder fails to return all Equipment leased to Keyholder upon termination of this Lease or at the expiration of the Term, Keyholder acknowledges that it is impractical and difficult to assess actual damages to Organization, and therefore agrees to pay to Organization, as liquidated damages for such failure to return the Equipment, the amount set forth in Section 4 (a).

d. In addition, Keyholder shall not be entitled to any refund of any unused portion of the System Fee for use of the Service previously paid.

11. WARRANTY The Equipment is warranted by GE against defects in workmanship and/or materials, to be fit for its intended purpose and to conform in all material respects to its written specifications for the term of the Lease. GE shall, without charge, repair or replace such defective or nonconforming component for the term of the Lease. Keyholder must return any defective system component under warranty to Organization at Keyholder's sole cost and expense and Organization shall provide all repaired or replacement Equipment to Keyholder. This warranty does not extend to any

damage caused by accident, abuse, neglect or misuse of system components. Keyholder agrees to cooperate with Organization and GE by performing diagnostic tests provided to Keyholder when Keyholder initially seeks warranty service.

12. **GENERAL PROVISIONS**

a. This Lease constitutes the entire agreement between Organization and Keyholder relating to the lease of Equipment and use of the Service.

b. Provided that Keyholder has returned to Organization all keys previously leased by Organization to Keyholder, all prior leases between Organization and Keyholder for such keys are terminated effective as of the parties' execution of this Lease.

c. This Lease shall be effective and binding when fully executed by both parties. This Lease may be executed in a number of counterparts, each of which will be deemed an original and when taken together shall constitute one agreement.

d. This Lease shall be amended only by a written agreement signed by the parties.

e. Any waiver or consent by any party to any breach by the other, whether express or implied, shall not constitute a consent to or waiver of any other or subsequent breach.

f. All agreements, representations and warranties contained in this Lease shall survive the expiration or other termination of this Lease.

g. If any provision of this Lease is unenforceable, such unenforceability shall not affect the enforceability of the remaining provisions of this Lease.

h. This Lease shall be governed by the laws of the State of Texas.

i. This Lease shall be binding upon and inure to the benefit of Organization, and its successors and assigns, and Keyholder and its permitted successors and assigns.

IN WITNESS WHEREOF, the parties have caused this to be duly executed as of the date set forth in the preamble.

KEYHOLDER:
Member ✓ **Non-Participating Member** ______
Affiliate ______ **Unlicensed Assistant** ______

By: [signature]
keyholder signature

Print Name: HJ Cole

Company Name: Foreclosure Solutions, Inc.

Home Address: 2502 Live Oak St #205

City, State, Zip: Dallas TX 75204

e-mail Address: HJcole@msn.com

Phone Number: 2-620-8711

SPONSORING BROKER/PRINCIPAL AFFILATE:
Signature required for non-participating members or Unlicensed assistants.

By signing this application, the undersigned sponsoring or other authorized signatory acknowledges responsibility for all financial obligations incurred by the Keyholder for System fees, so long as the Keyholder is affiliated with my firm.

By: [signature]
broker/principal signature

Print Name: ______

Company Name: ______

If Unlicensed Assistant, assisting agent information:

Agent ID: ______ Agent Name: ______

Agent Signature: ______

TOTAL AMOUNT DUE AT SIGNING: $ ______

Paid by: Check # ______ Cash ______ Visa ___ MC ___ Discover ___ AMEX ___

Credit Card # ______ Exp Date: ______ CID: ______

Name on Check or Credit Card: ______

Billing Address for Credit Card: ______

Signature: [signature] Date: ______